UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019 (August 2, 2019)

FC Global Realty Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

On August 2, 2019, FC Global Realty Incorporated (the “Company”) and the Company’s parent, Gadsden Growth Properties, Inc. (“Gadsden”), entered into a Purchase Agreement (the “Purchase Agreement”) with the several lenders named therein (collectively, the “Lenders”), pursuant to which the Lenders agreed to purchase for an aggregate purchase price of $400,000: (i) an aggregate of $400,000 principal amount of Senior Subordinated Promissory Notes of Gadsden (the “Notes”); and (ii) Warrants to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), at an exercise price of $0.50 per share (the “Warrants” and together with the Notes, the “Securities”). The sale by the Company to the Lenders of the Securities was completed on August 2, 2019 (the “Initial Closing”). Pursuant to the terms of the Purchase Agreement, the Company may hold one or more additional closings for the sale of up to an additional $14,600,000 of Securities (together with the Initial Closing, the “Private Placement”) through December 31, 2019, which date may be extended for up to 180 additional days at the joint election of the Company and National Securities Corporation, the placement agent for the Private Placement.

The Securities Purchase Agreement contains customary representations and warranties of the Company, Gadsden and the Lenders, and contains customary closing conditions, including, without limitation, the receipt of all authorizations, consents and approvals and delivery of customary officer certificates.

Loan and Security Agreement

In connection with the Purchase Agreement, on August 2, 2019, the Company, as Guarantor, entered into a Loan and Security Agreement (the “Loan Agreement”) with Gadsden, as Borrower, and the Lenders. Pursuant to the Loan Agreement, the loans made and evidenced by the Notes (the “Loans”) will bear interest at a non-compounded per annum rate of interest equal to ten percent (10%), or, if lower, the maximum amount permitted by applicable law, with interest on each Loan accruing from the date the Loan is made. Accrued and unpaid interest on the unpaid principal balance of all Loans outstanding from time to time shall be due and payable quarterly on the first day of each January, April, July and October while the Loans remain outstanding with the final payment of accrued, but unpaid, interest being due and payable on the maturity date, which is the earlier of (i) June 30, 2021 or (ii) two (2) business days following a Liquidity Event (as described below), unless extended pursuant to any modification, extension or renewal note executed by Gadsden and accepted by the Lenders in their sole and absolute discretion. A Liquidity Event is defined in the Loan Agreement as (i) any sale, lease or other disposition of any asset of Gadsden or any subsidiary thereof (other than a sale, lease or other disposition to a wholly-owned subsidiary or affiliate of Gadsden), whether alone or in the aggregate with other sales, leases or other dispositions, resulting in net cash proceeds payable to Gadsden or the Company of at least $25 million in the aggregate or (ii) one or more debt or equity financings by Gadsden or the Company, resulting in net cash proceeds of at least $25 million in the aggregate.

Any amount of interest on the principal amount of any Loan which is not paid when due shall be added to the principal balance of such Loan and shall bear interest payable on demand at a default per annum interest rate equal to fifteen percent (15%).

Except as otherwise provided in the Loan Agreement, all interest and fees shall be paid, at Gadsden’s election, in either cash or in shares of the Common Stock of the Company. Gadsden may prepay the Loans in cash, in whole or in part, without penalty, provided that any prepayment of principal shall include all accrued and unpaid interest thereon to the date of such prepayment.

Pursuant to the terms of the Loan Agreement, the Company has absolutely and unconditionally guaranteed prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Loans or other obligations of Gadsden to the Lenders arising under the Loan Agreement or under any other document entered into in connection with the Private Placement (the “Guaranty”). In connection with the Guaranty, the Lenders having Loans representing a majority in principal amount of the aggregate amount of Loans outstanding at the time of determination, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of the Loan Agreement: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Loans or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment owing under the Guaranty; (iii) apply such security and direct the order or manner of sale thereof as such Lenders may determine; and (iv) release or substitute one or more of any endorsers or other guarantor of any of such obligations. All intercompany debt of Gadsden owing to the Company is subordinated until such time as the obligations under the Loan Agreement are paid in full in cash.

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As security for the payment and performance of the obligations under the Loan Agreement, Gadsden pledged to the Lenders a continuing and unconditional security interest in and to any and all assets and property of Gadsden, subject to the terms of the Loan Agreement.

The Loan Agreement contains customary representations and warranties and covenants of Gadsden, and contains customary closing conditions, including, without limitation, the receipt of all authorizations, consents and approvals and delivery of customary officer certificates.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION OF AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 regarding the payment of the Notes issued in the Initial Closing is incorporated by reference into this Item 2.03. The issuance of the Notes was made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 2, 2019, the Company complete the Initial Closing and issued Warrants to the Lenders pursuant to the Purchase Agreement. The Warrants are exercisable in whole or in part for three (3) years from the date of issuance, subject to the terms and conditions therein, and includes a provision by which the Lenders may exercise the Warrants by means of a cashless exercise. The number of shares of Common Stock for which each Warrant may be exercised is equal to the Loan amount of such Lender divided by the “Closing VWAP,” which is defined in the Warrant as the volume weighted average closing price of the Company’s Common Stock for the 20 trading days after the date of issuance of the Warrant.

The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment from time to time for stock splits, combinations, stock dividends, consolidation or merger, the sale or other disposition of all or substantially all of the Company’s assets, or reclassification, change or conversion of the outstanding securities of the Company or any reorganization of the Company or any similar corporate reorganization.

Pursuant to the terms of the Warrant, the Company will reserve and keep available from its authorized but unissued Common Stock the number of shares of Common Stock that are then issuable and deliverable upon the exercise of the entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Investor.

The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

The foregoing summary of the terms and conditions of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, the form of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Senior Subordinated Promissory Notes issued Gadsden Growth Properties, Inc.
4.2	Form of Warrant between FC Global Realty Incorporated and the holder named therein
10.1	Form of Purchase Agreement, by and among FC Global Realty Incorporated, Gadsden Growth Properties, Inc. and the lenders party thereto
10.2	Form of Loan and Security Agreement, by and among FC Global Realty Incorporated, Gadsden Growth Properties, Inc. and the lenders party thereto

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: August 8, 2019	By:	/s/ John Hartman
John Hartman
Chief Executive Officer

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